CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213509 on Form S-3; and No. 333-27157, No. 333-112877, No. 333-112878, No. 333-112880, No. 333-136087, No. 333-159073, and No. 333-195837 on Form S-8, as amended, of our reports dated February 20, 2018, relating to the financial statements of Brunswick Corporation, and the effectiveness of Brunswick Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Brunswick Corporation for the year ended December 31, 2017.

Chicago, Illinois
February 20, 2018